  Exhibit 3.3

AMENDED AND RESTATED BYLAWS
OF
PAYSIMPLE HOLDINGS, INC.
a Delaware corporation

(Adopted as of August 23, 2019)

ARTICLE I
OFFICES

Section 1.         Registered Office. The registered office of the Corporation shall be in the Corporation’s state of incorporation, and the name of the resident agent in charge thereof is the agent named in the Corporation’s charter until changed by the Board of Directors of the Corporation (the “Board”).

Section 2.         Principal Office. The principal office for the transaction of the business of the Corporation shall be at such place as may be established by the Board. The Board is granted full power and authority to change said principal office from one location to another.

Section 3.        Other Offices. The Corporation may also have an office or offices at such other places, either within or without the Corporation’s state of incorporation, as the Board may from time to time designate or the business of the Corporation may require.

ARTICLE II
MEETINGS OF STOCKHOLDERS

Section 1.         Time and Place of Meetings. Meetings of stockholders shall be held at such time and place, within or without the Corporation’s state of incorporation, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2.         Annual Meetings. An annual meeting of stockholders shall be held for the election of directors at such date, time and place, either within or without the state of Corporation’s state of incorporation, as may be designated by resolution of the Board from time to time. Any other proper business may be transacted at the annual meeting.

Section 3.         Special Meetings. Special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time by the Board, the President or Secretary at the request in writing of any two directors, or at the request in writing of stockholders owning at least ten percent of the issued and outstanding capital stock of the Corporation entitled to vote at such a meeting, or as otherwise required by, and in any event subject to, applicable law.

Section 4.         Notice of Meetings. Written notice of each meeting of stockholders, whether annual or special, stating the place, date and hour of the meeting, and in the case of a special meeting, the purpose of such meeting, shall be given to each stockholder entitled to vote at such meeting not less than ten days (or such other period as may be required under applicable law) nor more than sixty days (or such other period as may be required under applicable law) before the date of the meeting.

Section 5.         Stockholder List. The officer who has charge of the stock ledger of the Corporation shall make, at least 10 days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at such meeting.

Section 6.         Quorum. The holders of a majority of the Corporation’s capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for holding all meetings of stockholders, except as otherwise required by applicable law, these Bylaws, the Corporation’s charter or that certain Amended and Restated Stockholders’ Agreement of the Corporation, dated as of the date hereof (as may be amended, modified or supplemented from time to time, the “Stockholders Agreement”).

Section 7.         Adjournment. A meeting may be adjourned pursuant to applicable law. When a meeting is adjourned to another time and place, notice need not be given of the adjourned meeting if the time, place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 8.         Voting. In all matters other than the election of directors, the vote of the holders of a majority of the shares of all classes of capital stock having voting power, voting together as a single class on an as converted basis, that are present in person or represented by proxy at a meeting at which a quorum is present shall decide any question brought before such meeting of stockholders, unless the question is one upon which by express provision of applicable law, the Corporation’s charter, these Bylaws or the Stockholders Agreement, a different vote is required, in which case such express provision shall govern and control the decision of such question. Unless otherwise provided in the Corporation’s charter or the Stockholders Agreement, each stockholder shall be entitled to cast one vote for each share of the capital stock entitled to vote held by such stockholder upon the matter in question (it being understood that certain classes or series of capital stock may, pursuant to the Corporation’s charter, be entitled to vote on an as-converted basis). The presiding officer at a meeting of stockholders, in his or her discretion, may require that any votes cast at such meeting shall be cast by written ballot. Unless otherwise required by law, elections need not be conducted by inspectors of election unless so determined by holders of shares of stock having a majority of the votes which could be cast by the holders of all shares of stock entitled to vote thereon which are present in person or by proxy at such meeting.

Section 9.         Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally. Any proxy is suspended when the person executing the proxy is present at a meeting of stockholders and elects to vote, except that when such proxy is coupled with an interest and the fact of the interest appears on the face of the proxy, the agent named in the proxy shall have all voting and other rights referred to in the proxy, notwithstanding the presence of the person executing the proxy. At each meeting of the stockholders, and before any voting commences, all proxies filed at or before the meeting shall be submitted to and examined by the secretary or a person designated by the secretary, and no shares may be represented or voted under a proxy that has been found to be invalid or irregular.

Section 10.         Action Without Meeting. Subject to applicable law, and unless otherwise provided in the Corporation’s charter or the Stockholders Agreement, any action which may be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing setting forth the action so taken and bearing the dates of signature of the stockholders who signed the consent or consents, shall be signed by the holders of outstanding capital stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in the Corporation’s state of incorporation (by hand or by certified or registered mail, return receipt requested), its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. No written consent shall be effective to take the corporate action referred to therein unless, within 60 days after the earliest dated consent delivered to the Corporation as required by this section, written consents signed by the holders of a sufficient number of shares to take such corporate action are so recorded. Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall, to the extent required by law, be given to those stockholders who have not consented in writing. Any action taken pursuant to such written consent or consents of the stockholders shall have the same force and effect as if taken by the stockholders at a meeting thereof. Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used; provided, that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing.

Section 11.         Action by Facsimile, Email or Other Electronic Transmission Consent. A facsimile, email or other electronic transmission by a stockholder or proxyholder (or by any person authorized to act on such person’s behalf) of a proxy or a written consent to an action to be taken (including the delivery of such a document in the .pdf, .tif, .gif, .peg or similar format attached to an email message) shall be deemed to be written, signed, dated and delivered to the Corporation for the purposes of this Article II; provided, that any such facsimile, email or other electronic transmission sets forth or is delivered with information from which the Corporation can determine (A) that the facsimile, email or other electronic transmission was transmitted by the stockholder or proxyholder or by a person authorized to act for the stockholder or proxyholder and (B) the date on which such stockholder or proxyholder or authorized person transmitted such facsimile, email or other electronic transmission. The date on which such facsimile, email or other electronic transmission is transmitted shall be deemed to be the date on which such consent or proxy was signed. Any such facsimile, email or other electronic transmission of a consent or proxy shall be treated in all respects as an original executed consent or proxy and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of the board of directors or the secretary of the Corporation, each stockholder, proxyholder or other authorized person who delivered a consent or proxy by facsimile, email or other electronic transmission shall re-execute the original form thereof and deliver such original to the Corporation at its registered office in the Corporation’s state of incorporation, its principal place of business or to an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. No consent given by facsimile, email or other electronic transmission shall be deemed to have been delivered until such consent is reproduced in paper form and until such paper form shall be delivered to the Corporation by delivery to its registered office in the Corporation’s state of incorporation, its principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded.

ARTICLE III
DIRECTORS

Section 1.         Powers. Subject to any limitations set forth in the Corporation’s charter, the Stockholders Agreement or applicable law, the Board shall have the power to manage or direct the management of the property, business and affairs of the Corporation and to exercise all of its corporate powers.

Section 2.         Number and Qualifications. The Board shall consist of at least one (1) member, or such other number as may be fixed by the Board in accordance with applicable law and the Stockholders Agreement. Directors need not be stockholders, and each director shall hold office until his or her successor is elected and qualified or until his or her earlier death, retirement, resignation or removal in accordance with the Stockholders Agreement or, in the absence of any such provision in the Stockholders Agreement, a director may be removed from office, with or without cause, by the holders of shares of stock having a majority of the votes which could be cast by the holders of all shares of stock entitled to vote at an annual meeting of stockholders. A director may resign at any time upon written notice to the Corporation.

Section 3.         Vacancies and Newly Created Directorships. Any vacancy on the Board caused by death, retirement, resignation or removal and any newly created directorship resulting from an increase in the authorized number of directors may be filled by a majority of the remaining directors, unless otherwise limited by applicable law or the Stockholders Agreement. A director so elected to fill a vacancy or a newly created directorship shall hold office until his or her successor is elected and qualified or until his or her earlier death, retirement, resignation or removal. Notwithstanding the foregoing, any such vacancy shall automatically reduce the authorized number of directors pro tanto, until such time as the holders of outstanding shares of capital stock who are entitled to elect the director whose office is vacant shall have exercised their right to elect a director to fill such vacancy, whereupon the authorized number of directors shall be automatically increased pro tanto; provided, that (i) in the event such vacancy is entitled to be filled by the PEP Stockholders (as defined in the Stockholders Agreement), any other PEP Director (as defined in the Stockholders Agreement) shall be entitled to cast the votes representing such director whose seat is vacant, and (ii) in the event such vacancy is entitled to be filled by the SL Stockholders (as defined in the Stockholders Agreement), any other SL Director (as defined in the Stockholders Agreement) shall be entitled to cast the votes representing such director whose seat is vacant. Each director so chosen shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as herein provided.

Section 4.         Regular Meetings. Regular meetings of the Board shall be held without call or notice at such time and place within or without the Corporation’s state of incorporation as shall from time to time be fixed by standing resolution of the Board.

Section 5.         Special Meetings. Special meetings of the Board may be held at any time or place within or without the Corporation’s state of incorporation whenever called by the Chairman of the Board, the President, any Vice President, the Secretary or by a majority of the whole Board. Notice of a special meeting of the Board must be provided to each member of the Board at least 24 hours in advance, either personally, by telephone, by mail, or by email.

Section 6.         Quorum; Required Vote. At all meetings of the Board, a quorum of the Board shall consist of such number of directors holding a majority of the votes capable of being cast by all directors at the time, which shall include at least one (1) PEP Director and one (1) SL Director (in each case, as defined in the Stockholders Agreement); provided that, if either a PEP Director or an SL Director is not present at a meeting duly noticed in accordance with this Article III, then at the Board’s next meeting (the “Subsequent Meeting”), a quorum of the Board shall consist of such number of directors holding a majority of the votes capable of being cast by all directors at the time; provided further that the agenda for such Subsequent Meeting shall be the same as at the original meeting at which either a PEP Director or an SL Director was not present. Except as otherwise set forth in the Corporation’s charter or the Stockholders Agreement, the vote of a majority of the votes entitled to be cast by the directors present at a meeting at which a quorum is present shall be the act of the Board. Where a quorum is present, a meeting of the Board may be adjourned by directors holding a majority of the votes capable of being cast by all directors at the time, to meet again at a stated day and hour in accordance with applicable law, and notice of any adjourned meeting need not be given unless required by applicable law. If a quorum shall not be present, the directors present thereat may adjourn the meeting to meet again at a stated day and hour in accordance with applicable law, and notice of any adjourned meeting need not be given unless required by applicable law.

Section 7.         Telephonic Meetings. Members of the Board or any committee thereof may participate in a regular or special meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear and be heard by each other. Participation in a meeting pursuant to this Section shall constitute presence in person at such meeting.

Section 8.         Committees. Subject to applicable law and the Stockholders Agreement, the Board may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in a resolution of the Board and to the extent permitted by law and not inconsistent with the Corporation’s charter or Stockholders Agreement, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required. If either a PEP Director or an SL Director is included in any committee or subcommittee of the Board (or the board, committee or subcommittee of any subsidiary of the Company), the provisions of Section 6 of this Article III shall apply mutatis mutandis to such board, committee or subcommittee.

Section 9.         Waiver of Notice and Presumption of Assent. Except as otherwise provided in the charter or the Stockholders Agreement, any member of the Board or any committee thereof who is present at a meeting shall be conclusively presumed to have waived notice of such meeting, except when such member attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Such member shall be conclusively presumed to have assented to any action taken unless his or her dissent shall be entered in the minutes of the meeting or unless his or her written dissent to such action shall be filed with the person acting as the secretary of the meeting before the adjournment thereof or shall be forwarded by registered mail to the secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to any member who voted in favor of such action.

Section 10.         Action Without Meetings. Unless otherwise restricted by applicable law, the charter or the Stockholders Agreement, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all members of the Board or of such committee, as the case may be, consent thereto in writing or by electronic transmission, and such writing or electronic transmission is filed with the minutes of proceedings of the Board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

ARTICLE IV
OFFICERS

Section 1.         Officers. Subject to the Stockholders Agreement, the Corporation shall have a Chief Executive Officer or President and a Secretary. The Corporation may also have, at the discretion of the Board, a Chief Executive Officer, one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, a Chairman of the Board and such other officers as may be elected or appointed in accordance with the provisions of this Article IV. Any two or more of such offices may be held by the same person. No officer need be a director of the Corporation.

Section 2.         Election; Term of Office. Subject to the Stockholders Agreement, the officers of the Corporation shall be elected annually by the Board and, notwithstanding whatever rights an officer may have under a contract of employment with the Corporation, all officers shall serve at the pleasure of the Board. Each officer shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as hereinafter provided.

Section 3.         Removal and Resignation. Subject to the Stockholders Agreement, any officer may be removed, either with or without cause, by the Board at any time. Any such removal shall be without prejudice to the rights, if any, of the officer under any contract of employment of the officer. Any officer may resign at any time by giving written notice to the Corporation, but without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 4.         Vacancies. Except as otherwise provided in the Stockholders Agreement, a vacancy in any office because of death, resignation, removal, disqualification or any other cause may be filled by the Board in any manner the Board may act, including by written consent.

Section 5.         Powers. Each officer shall perform the duties and exercise the powers as may be assigned by the Board. The Chairman of the Board, if one is appointed, shall, if present, preside at all meetings of the stockholders and directors. The Chief Executive Officer, if one is appointed, shall have direction and control of the business and officers of the Corporation and shall have the general powers and duties of management usually vested in the chief executive officer of a corporation. The President, if one is appointed, shall be the chief operating officer of the Corporation and, in the absence or disability of the Chief Executive Officer or if no Chief Executive Officer is appointed, shall perform all of the duties of the Chief Executive Officer and, when so acting, shall have all of the powers of the Chief Executive Officer. In the absence or disability of the President, the Vice Presidents, if any, in order of their rank as fixed by the Board, or, if not ranked, the Vice Presidents in the order appointed by the Board, shall perform all of the duties of the President and when so acting shall have all the powers of and be subject to all the restrictions upon the President. The Secretary shall keep, or cause to be kept, at the principal executive office or such other place as the Board may order, a book of minutes of all meetings of stockholders, the Board and its committees, the names of those present at such meetings, the number of shares present or represented at stockholders’ meetings, and the proceedings thereof. Any powers vested in the Secretary may be exercised by an Assistant Secretary. The Treasurer shall have the custody of the corporate funds and securities of the Corporation, and shall keep and maintain adequate and correct accounts of the properties and business transactions of the Corporation. Any powers vested in the Treasurer may be exercised by an Assistant Treasurer.

ARTICLE V
STOCK CERTIFICATES AND STOCKHOLDERS

Section 1.         Certificates. Every holder of capital stock in the Corporation shall be entitled to have a certificate signed by, or in the name of, the Corporation by the Chief Executive Officer, President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation certifying the number of shares owned by him or her in the Corporation. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent, or registrar at the date of the issue.

Section 2.          Lost, Stolen or Destroyed Certificates. The Corporation may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of the fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. When authorizing such issue of a new certificate or certificates, the Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate or certificates, or his or her legal representative, to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen, or destroyed.

Section 3.         Fractional Shares. The Corporation may, but shall not be required to, issue certificates for fractions of a share where necessary or desirable to effect authorized transactions, or the Corporation may, but shall not be required to, either (i) pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or (ii) take such other actions permitted by Section 155 of the DCGL in respect of fractional shares.

Section 4.         Transfers. Subject to any restrictions on transfer applicable thereto, including in the Corporation’s charter and the Stockholders Agreement, upon surrender to the Corporation or a transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its books.

Section 5.         Registered Stockholders. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by applicable law.

ARTICLE VI
REPRESENTATION OF SHARES OF OTHER ENTITIES

Except as otherwise provided in the Stockholders Agreement, the Chief Executive Officer, President or any other officer or officers are each authorized to vote, represent, and exercise on behalf of the Corporation all rights incident to any and all shares or other ownership interests of any other corporation, partnership, limited liability company, or other entity standing in the name of the Corporation. The authority herein granted may be exercised either by any such officer in person or by any other person authorized so to do by proxy or power of attorney duly executed by said officer.

ARTICLE VII
NOTICES

Section 1.         Manner of Notice. Whenever notice is required to be given to any director, committee member, officer, or stockholder under applicable law, the Corporation’s charter, the Stockholders Agreement or these Bylaws, it shall not be construed to mean personal notice, but such notice may be given, in the case of stockholders, in writing, by mail or by email, by depositing the same in the post office or letter box, in a postpaid sealed wrapper, addressed to such stockholder, at such address as appears on the books of the Corporation, and, in the case of directors, committee members and officers, by telephone or by email, or by recognized delivery service to the last business address known to the Secretary of the Corporation, and such notice shall be deemed to be given at the time when the same shall be thus mailed, telephoned or emailed.

Section 2.         Waiver of Notice. To the extent permitted under applicable law, (i) whenever any notice is required to be given under applicable law, the Corporation’s charter, the Stockholders Agreement or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto and (ii) attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

ARTICLE VIII
INDEMNIFICATION

Section 1.         Scope. The Corporation shall, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, as that Section may be amended and supplemented from time to time (the “DGCL”), indemnify any director or officer of the Corporation, against expenses (including attorneys’ fees), judgments, fines, amounts paid in settlement and/or other matters referred to in or covered by such Section, by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

Section 2.         Exculpation.

Subject to Section 145 of the DGCL, no Indemnified Party (as defined below) shall be liable, in damages or otherwise, to the Corporation, its stockholders, the directors or any of their Affiliates for any act or omission performed or omitted by any of them in good faith (including, without limitation, any act or omission performed or omitted by any of them in reliance upon and in accordance with the opinion or advice of experts, including, without limitation, of legal counsel as to matters of law, of accountants as to matters of accounting, or of investment bankers or appraisers as to matters of valuation), except with respect to (i) any act taken by such Indemnified Party purporting to bind the Corporation that has not been authorized pursuant to these Bylaws, the Corporation’s charter or the Stockholders Agreement or (ii) any act or omission by any director or officer who is an employee of the Corporation with respect to which such director or officer was grossly negligent or engaged in intentional misconduct.

To the extent that, at law, in equity, or otherwise, any Indemnified Party has duties (including fiduciary duties) and liabilities relating thereto to the Corporation or to its stockholders, such Indemnified Party acting under these Bylaws shall not be liable to the Corporation or to its stockholders for its good faith reliance on the provisions of these Bylaws. The provisions of these Bylaws, to the extent that they restrict, modify or eliminate the duties and liabilities of an Indemnified Party otherwise existing at law or in equity, shall replace such other duties and liabilities of such Indemnified Party, to the maximum extent permitted by applicable law.

Section 3.         Indemnification.

(a)       To the fullest extent permitted by applicable law, the Corporation shall indemnify and hold harmless and pay all judgments and claims against (i) the Board (ii) each officer of the Corporation, (iii) each director and (iv) each stockholder or their respective Affiliates, officers, directors, employees, shareholders, partners, managers and members (each, an “Indemnified Party”), each of which shall be a third party beneficiary of these Bylaws solely for purposes of this Section 3 and Section 4 of this Article VIII from and against any loss or damage incurred by an Indemnified Party or by the Corporation for any act or omission taken or suffered by such Indemnified Party in good faith (including, without limitation, any act or omission taken or suffered by any of them in reliance upon and in accordance with the opinion or advice of experts, including, without limitation, of legal counsel as to matters of law, of accountants as to matters of accounting, or of investment bankers or appraisers as to matters of valuation) in connection with the purpose and business of the Corporation, including costs and reasonable attorneys’ fees and any amount expended in the settlement of any claims or loss or damage, except with respect to (i) any act taken by such Indemnified Party purporting to bind the Corporation that has not been authorized pursuant to these Bylaws, the Corporation’s charter or the Stockholders Agreement or (ii) any act or omission by any director or officer who is an employee of the Corporation with respect to which such director or officer was grossly negligent or engaged in intentional misconduct.

(b)       The satisfaction of any indemnification obligation pursuant to Section 3(a) of this Article VIII shall be from and limited to Corporation assets (including insurance and any agreements pursuant to which the Corporation, its officers or employees are entitled to indemnification) and no stockholder, in such capacity, shall be subject to personal liability therefor.

(c)       Expenses reasonably incurred by an Indemnified Party in defense or settlement of any claim that may be subject to a right of indemnification hereunder shall be advanced by the Corporation prior to the final disposition thereof upon receipt of an undertaking by or on behalf of such Indemnified Party to repay such amount to the extent that it shall be determined upon final adjudication after all possible appeals have been exhausted that such Indemnified Party is not entitled to be indemnified hereunder.

(d)       The Corporation may purchase and maintain insurance, on behalf of all Indemnified Parties and other Persons against any liability which may be asserted against, or expense which may be incurred by, any such Person in connection with the Corporation’s activities, whether or not the Corporation would have the power to indemnify such Person against such liabilities under the provisions of these Bylaws.

(e)       Promptly after receipt by an Indemnified Party of notice of the commencement of any investigation, action, suit, arbitration or other proceeding, whether civil or criminal (collectively, “Proceeding”), such Indemnified Party shall, if a claim for indemnification in respect thereof is to be made against the Corporation, give written notice to the Corporation of the commencement of such Proceeding; provided, however, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Corporation of its obligations under this Section 3, except to the extent that the Corporation is actually prejudiced by such failure to give notice. In case any such Proceeding is brought against an Indemnified Party (other than a derivative suit in right of the Corporation), the Corporation will be entitled to participate in and to assume the defense thereof to the extent that the Corporation may wish, with counsel reasonably satisfactory to such Indemnified Party. After notice from the Corporation to such Indemnified Party of the Corporation’s election to assume the defense of such Proceeding, the Corporation will not be liable for expenses subsequently incurred by such Indemnified Party in connection with the defense thereof. The Corporation will not consent to entry of any judgment or enter into any settlement of such Proceeding that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party a release from all liability in respect of such Proceeding and the related claim.

The right to indemnification and the advancement of expenses conferred in this Section 3 of this Article VIII shall not be exclusive of any other right which any Person may have or hereafter acquire under any statute, agreement, bylaw, vote of the Board or otherwise. The rights conferred upon any Indemnified Party in Sections 2 and 3 of this Article VIII shall be contract rights that vest upon the occurrence or alleged occurrence of any act or omission giving rise to any proceeding or threatened proceeding and such rights shall continue as to any Indemnified Party who has ceased to be manager, director or officer and shall inure to the benefit of such Indemnified Party’s heirs, executors and administrators. Any amendment, alteration or repeal of Sections 2 and 3 of this Article VIII that adversely affects any right of any Indemnified Party or its successors shall be prospective only and shall not limit or eliminate any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment, alteration or repeal.

Section 4.          Primary Obligation. With respect to any Indemnified Party who is employed, retained or otherwise associated with, or appointed or nominated by either Providence Strategic Growth Capital Partners L.L.C. or Silver Lake Alpine Management Company, L.L.C. or any of their respective affiliates (collectively, “Sponsors”) or any of their respective affiliates and who acts or serves as a director, officer, manager, fiduciary, employee, consultant, advisor or agent of, for or to the Corporation or any of its subsidiaries, the Corporation or its subsidiaries shall be primarily liable for all indemnification, reimbursements, advancements or similar payments (the “Indemnity Obligations”) afforded to such Indemnified Party acting in such capacity or capacities on behalf or at the request of the Corporation or any of its subsidiaries, in such capacity, whether the Indemnity Obligations are created by law, organizational or constituent documents, contract (including these Bylaws) or otherwise. Notwithstanding the fact that Sponsors and/or any of their respective affiliates, other than the Corporation (such persons, together with its and their heirs, successors and assigns, the “Sponsor Parties”), may have concurrent liability to an Indemnified Party with respect to the Indemnity Obligations, in no event shall the Corporation or any of its subsidiaries have any right or claim against any of the Sponsor Parties for contribution or have rights of subrogation against any Sponsor Parties through an Indemnified Party for any payment made by the Corporation or any of its subsidiaries with respect to any Indemnity Obligation. In addition, in the event that any Sponsor Parties pay or advance to an Indemnified Party any amount with respect to an Indemnity Obligation, the Corporation shall, or shall cause its subsidiaries to, as applicable, promptly reimburse such Sponsor Parties for such payment or advance upon request.

Section 5.         Continuing Obligation. The provisions of this Article VIII shall be deemed to be a contract between the Corporation and each director or officer of the Corporation who serves in such capacity at any time while these Bylaws are in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts.

Section 6.         Nonexclusive. The indemnification and advancement of expenses provided for under this Article VIII shall (i) not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement or vote of stockholders or disinterested directors or otherwise, both as to action in their official capacities and as to action in another capacity while holding such office, (ii) continue unto a person who has ceased to be a director and (iii) inure to the benefit of the heirs, executors and administrators of such a person.

Section 7.          Other Persons. In addition to the indemnification rights of directors and officers, of the Corporation, the Board in its discretion shall have the power, on behalf of the Corporation, to indemnify any other person, including employees or agents of the Corporation, or any other persons who are or were serving at the request of the corporation as employees or agents of another corporation, partnership, joint venture, trust or other enterprise, made a party to any action, suit or proceeding by or against whom the Corporation may indemnify under Section 145 of the DGCL.

Section 8.         Definitions. The phrases and terms set forth in this Article VIII shall be given the same meaning as the identical terms and phrases are given in Section 145 of the DGCL, as that Section may be amended and supplemented from time to time.

ARTICLE IX
MISCELLANEOUS

Section 1.         Fiscal Year. The fiscal year of the Corporation shall be determined by the Board.

Section 2.         Seal. The corporate seal, if the Corporation is required to maintain one under applicable law, shall have the name of the Corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board.

Section 3.         Amendments. Subject to the provisions of the Corporation’s charter, Stockholders Agreement and applicable law, the Board shall have the power to make, adopt, alter, amend and repeal from time to time these Bylaws by majority vote, subject to the right of the stockholders entitled to vote with respect thereto to adopt, alter, amend, and repeal these Bylaws as so made, adopted, altered, amended or repealed by the Board.

Section 4.          Exclusive Jurisdiction. The Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director or officer of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation arising pursuant to any provision of the General Corporation Law of the State of Delaware or the Corporation’s charter or Bylaws or (iv) any action asserting a claim against the Corporation governed by the internal affairs doctrine.

Section 5.         Inconsistent Provisions. In the event that any provision of these Bylaws is or becomes inconsistent with any provision of the Corporation’s charter, the Stockholders Agreement, the DGCL or any other applicable law, the provision of these Bylaws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect.